QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

QUOTA SHARE REINSURANCE AGREEMENT (J-98-R1)

QUOTA SHARE REINSURANCE AGREEMENT (J-98-R1)

        THIS AGREEMENT is made and entered into by and between SCOTTSDALE INSURANCE COMPANY, an Ohio corporation having its principal place of business at Scottsdale, Arizona (hereinafter called the "Company") of the one part, and Veterinary Pet Insurance Company (hereinafter called the "Reinsurer") of the other part.

        This agreement, J-98-R1, as presently constituted has been rewritten effective October 15, 1999 and replaces in its entirety and from inception the prior agreement, J-98, originally effective January 1, 1998. This agreement has been rewritten in order to bring it into full compliance with California Department of Insurance regulations.

        WITNESSETH:

        That in consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinbelow set forth, the parties hereto agree as follows:

ARTICLE I

COVERAGE

        The Company will cede to the Reinsurer and the Reinsurer will accept an 80% quota share participation in respect to all policies written or renewed with an effective date on or after January 1, 1998 and policies in force at the time of the inception of this Agreement produced by DVM Insurance Agency, Inc.

        All reinsurance for which the Reinsurer will be obligated by virtue of this Agreement will be subject to the same terms, rates, conditions, interpretations, waivers, modifications, and alterations as the respective policies of the Company to which this reinsurance applies. Nothing herein will in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement except as provided in the Insolvency Article.

ARTICLE II

TERM AND CANCELLATION

        This Agreement will apply to all losses occurring on or after January 1, 1998, 12:01 a.m. standard time (as defined in the Company's original policies) on policies written or renewed with an effective date on or after January 1, 1998, and all policies in force at the time of the inception of this Agreement and will remain in full force and effect until canceled as hereinafter provided.

        This Agreement may be canceled any January 1 by either party giving at least 90 days prior notice by certified or registered mail to the other party.

        In the event this Agreement is canceled in accordance with the aforementioned procedure, the Reinsurer will remain liable for all losses under policies in force until their expiration or renewal dates, whichever come first, but in no event will the Reinsurer's liability extend for a run-off period longer than 12 months plus extensions and odd time not to exceed 18 months in all from the date of cancellation. The Reinsurer will return immediately, on a pro rata basis as of the date its liability ceases, the unearned reinsurance premium on those policies that remain in force beyond the run-off period less ceding commission, if any.

        Alternatively, the Company may elect to cancel the Reinsurer's liability on a cut-off basis as of the date of cancellation, and the Reinsurer will not be liable for any losses occurring on or after the cancellation date and will return immediately to the Company the unearned reinsurance premium less ceding commission as of that date computed on a monthly pro rata basis. The Reinsurer will also remain liable with respect to policies having aggregate limits.

        Notwithstanding the other provisions in this Article, in the event the Company's original policies are written in a jurisdiction where cancellation, renewal, or nonrenewal is regulated by the insurance authorities, and the Company is bound by such regulations and statutes of said jurisdiction or by a judicial decision, the Reinsurer will remain liable on any such policies in force at cancellation date of this Agreement (and will receive the premium therefor) until the date each expires or until the first renewal date when the Company can lawfully nonrenew said policies, whichever occurs first. If, however, the Company intends to hold the business net and for its own account, or has other reinsurance agreements that would apply to such business, the Reinsurer will not be liable for longer than the run-off period set forth above.

        The Company may terminate the Reinsurer's participation hereon at any time on a cut-off basis by giving 30 days notice in writing by certified or registered mail to said Reinsurer upon the happening of any one of the following circumstances:

        A.    A State Insurance Department or other legal authority orders the Reinsurer to cease writing business;

        B.    The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

        C.    The Reinsurer's surplus has been reduced by whichever is greater, either 20% of the amount of surplus at the inception of this Agreement or 20% of the amount at the latest anniversary, or has lost any part of, or has reduced its paid-up capital;

        D.    The Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer's operations previously; or

        E.    The Reinsurer has reinsured its entire liability under this Agreement without the Company's prior written consent.

        If said Reinsurer's participation is so canceled, it will immediately return the unearned portion of any premium paid hereunder, less ceding commission, if any.

        Additionally, if said Reinsurer's participation is canceled pursuant to subparagraphs A through E above, then the Company, at its sole discretion, may elect to commute the Reinsurer's liability for losses, including loss expense, whether known or unknown, on policies covered under this Agreement. In the event the Company and the Reinsurer cannot agree upon the capitalized value of the Reinsurer's liability on such policies, the two parties will mutually appoint an actuary within 30 days to resolve the matter of valuation and will share equally in any expense associated with such appointment in a manner agreed upon at the time of the appointment. The appointed actuary will not be under the control of either party and will be a Fellow of the Casualty Actuarial Society. The value determined by said actuary will be set forth in a sworn statement expressing the actuary's professional opinion that said value is fair for the complete release of all liabilities being commuted. Payment by the Reinsurer of the amount of liability ascertained will constitute a complete and final release of the Reinsurer with respect to its liability for all losses, including loss expense, whether known or unknown, on policies covered under this Agreement.

        Alternatively, if said Reinsurer's participation is canceled pursuant to subparagraphs A and B above, then the Company, at its sole discretion, may require the Reinsurer to return all premium paid by the Company to the Reinsurer under this Agreement, less paid losses and ceding commission, if any. The Reinsurer then will be released completely from any and all liability for all losses, including loss expense, whether known or unknown, on policies covered under this Agreement.

ARTICLE III

TERRITORY

        The Reinsurer's territorial liability will follow that of the Company's policies and anywhere in the world.

ARTICLE IV

EXCLUSIONS

        No reinsurance indemnity will be afforded under this Agreement for:

        A.    Liability assumed by the Company under any form of treaty reinsurance; however, local agency reinsurance accepted in the normal course of business and/or policies written by another carrier (including companies within the Nationwide Insurance Group) at the Company's request and reinsured 100% by the Company will not be excluded hereunder.

        B.    Loss or damage caused directly or indirectly by:

          1.    Hostile or warlike action in time of peace or war, including action in hindering, combating, or defending against an actual, impending, or expected attack by:

    a.
    Military, naval, or air forces.

    b.
    Any government or sovereign power (de jure or de facto) or by any authority maintaining or using military, naval, or air forces.

    c.
    An agent of any such government, power, authority, or forces.

Any discharge, explosion, or use of any weapon of war employing atomic fission, fusion, or radioactive force will be conclusively presumed to be such a hostile or warlike action by such government, power, authority, or forces.

          2.    Insurrection, rebellion, revolution, civil war, usurped power, or action taken by a governmental authority in hindering, combating, or defending against such occurrence.

This Exclusion will not apply, however, provided such loss or damage is insured under policies that contain a standard war exclusion clause.

        C.    Loss or liability excluded by the Insolvency Funds Exclusions Clause attached to this Agreement.

        D.    Loss or physical damage excluded by the "Nuclear Incident Exclusion Clauses—Physical Damage—Reinsurance (USA)" and the "Nuclear Incident Exclusion Clause—Physical Damage—Reinsurance (Canada)" attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters' Non-Marine Association.

        E.    Injury or illness manifested prior to effective date of coverage.

        F.    Injury due to intentional act of owner.

        G.    Breeding or disorders related to pregnancy unless underwritten and endorsed on the policy and a premium charged therefor.

        H.    Congenital defects or disease.

        I.    Cosmetic surgeries, including but not limited to tail docking, dewclaws, ear cropping.

        J.    Boarding or travel expenses.

        K.    Special diets, pet foods, vitamins, mineral supplements.

        L.    Diseases preventable by vaccination (unless appropriate vaccines were administered by a licensed veterinarian).

        The Company may submit to the Reinsurer, for special acceptance hereunder, business not covered by this Agreement. If said business is accepted by the Reinsurer, it will be subject to the terms of this Agreement, except as such terms are modified by such acceptance. Any special acceptance business covered under any reinsurance agreement being replaced by this Agreement will be covered hereunder automatically. Further, should reinsurer become a party to this Agreement subsequent to the acceptance of any business not covered hereunder normally, it will accept same as being a part of this Agreement automatically.

ARTICLE V

DEFINITIONS

        "Agreement year" as used in this Agreement will mean a period of 12 consecutive months, commencing with the inception of this Agreement or any anniversary thereof.

        "Loss" as used in this Agreement will mean the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay (including interest accrued prior to final judgment if included as part of loss on reinsured policies, and any claims-related extra contractual obligations and/or excess limits liability) after deduction of all recoveries, salvages, and subrogations, and inuring reinsurance whether recovered or not. Loss will not include loss expense, unless loss expense is included within the limit of liability of the policies reinsured hereunder.

        "Loss expense" as used in this Agreement will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, interest accrued prior to final judgment if included as part of expense on reinsured policies, and interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees and unallocated loss adjustment expenses. Such loss expense, where incurred in connection with claims involving this reinsurance, and not included within the limit of liability of the reinsured policies, will be apportioned between the Company and the Reinsurer in proportion to their respective interests as finally determined in addition to the retention and limit of this Agreement. However, in the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the loss expense incurred in securing such final reduction or reversal will be prorated between the Reinsurer and the Company in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment will be (a) prorated in proportion to each party's interest in such verdict or judgment, or (b) added to the Company's loss when the terms and conditions of the Company's policies reinsured hereunder include expense as part of the policy limit.

        "Claim" as used in this Agreement, unless defined otherwise in the policies reinsured hereunder, will mean accidental injury or illness as shown in the policy benefits schedule.

        "Policies" as used in this Agreement will mean all policies, binders, contracts, or agreements of insurance whether written or oral.

        "Net written premium" as used in this Agreement will mean the gross written premium of the Company for the business reinsured hereunder, less returned premium for cancellations and reductions, and less premium for reinsurance as set forth in the Other Reinsurance Article.

ARTICLE VI

REINSURANCE PREMIUM AND CEDING COMMISSION

        The Company will cede to the Reinsurer its proportionate share of the net written premium on all policies written or renewed with an effective date on or after the inception of this Agreement, plus its proportionate share of unearned premium reserve on policies in force at the inception of this Agreement, less ceding commission as set forth below.

        The Reinsurer will allow the Company a flat ceding commission based on the net written premium plus, for the first year of this agreement only, the unearned premium reserve as agreed, both prior to any reinsurance cession hereunder, produced by DVM Insurance Agency, Inc. and written through the Company for the prior twelve (12) month period. Said commission to be as follows:

Direct Written Premium	Commission Rate
Up to $8,000,000	38.5%
$8,000,001 to $15,000,000	37.5%
$15,000,001 to $25,000,000	36.5%
$25,000,001 and over	36.0%

This table shall be applied to the business written in each calendar year commencing at January 1 and ending December 31, and shall be adjusted to the appropriate commission rate each January 1 for the subsequent year. The commission will include taxes of all kinds, local board assessments, and all other expenses and charges whatsoever based on the premium for business ceded under this Agreement.

ARTICLE VII

OTHER REINSURANCE

        The Company is permitted to have other treaty reinsurance. The premium for any such reinsurance that inures to the benefit of this Agreement will be deducted from the gross subject premium hereunder. Additionally, the Company may purchase facultative reinsurance on any subject risk it deems advisable, and the premium for that portion of the Company's policy reinsured elsewhere will be deducted from the gross subject premium hereunder. The Company is also permitted to have excess of loss treaty reinsurance on its quota share retention hereunder, recoveries under which will inure to the sole benefit of the Company.

ARTICLE VIII

REPORTS AND REMITTANCES

        The Reinsurer shall furnish to the Company, in the manner set forth below, the following reports:

          Monthly:

            1.    Monthly account showing written premium, by state, in respect of cessions made during the month, less ceding commission at the rate specified in the Reinsurance Premium and Ceding Commission Article;

            2.    Unearned premium;

            3.    Paid losses, by state, segregated by loss year; and

            4.    Outstanding losses;

          Annually:

            1.    Commission calculation as set forth in the Reinsurance Premium and Ceding Commission Article.

Monthly reports are due within 30 days of the close of each month. Remittance of balances due either party shall be paid within 90 days of the close of the month being accounted for.

ARTICLE IX

RESERVES AND FUNDING

        (This Article is only applicable if the Reinsurer cannot qualify for credit by each governmental authority having jurisdiction over the Company's reserves.)

        As regards policies issued by the Company coming within the scope of this Agreement, the Company agrees that, when it files with the Insurance Department or sets up on its books reserves for losses (including loss and loss expense paid by the Company but not recovered from the Reinsurer, loss and loss expense reported and outstanding, and an allowance for IBNR as determined by the Company) covered hereunder and/or unearned premium, which it is required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves applicable to it. The Reinsurer hereby agrees that they will fund such reserves by cash advances, Trust Agreements, escrow accounts for the benefit of the Company, Letters of Credit, or a combination thereof. The Reinsurer will have the option of determining the method of funding referred to above, provided it is acceptable to the Company and the applicable regulatory authorities.

        If the Reinsurer's choice of funding is or includes a Letter of Credit, it will apply for and secure delivery to the Company a clean, irrevocable, unconditional Letter of Credit, dated on or before December 31 of the year in which the request is made, issued by Citibank, N.A. (or another member of the Federal Reserve System) or any bank approved for use by the NAIC Securities Valuation Office, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of said reserves. The Letter of Credit will be issued for a period of not less than one year, and will be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company by registered mail that it elects not to consider the Letter of Credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, will provide 60 days notice to the Company prior to any expiration in the event of nonextension.

        Notwithstanding any other provisions of this Agreement, the Company or its successors in interest may draw upon the cash advances, Trust Agreements, escrow accounts and/or Letters or Credit at any time without diminution because of the insolvency of the Reinsurer for one or more of the following purposes only:

        A.    To reimburse the Company for the Reinsurer's share of unearned premium on policies reinsured hereunder on account of cancellations of such policies.

        B.    To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any loss reinsured by this Agreement.

        C.    To make refund of any sum in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Agreement.

        D.    In the event of nonextension of the Letter of Credit as provided for above, to establish deposit of the Reinsurer's share of reserves for losses and/or unearned premium under this Agreement.

        E.    To pay any other amounts the Company claims are due under this Agreement.

        The issuing bank will have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

        Semi-annually, the Company will prepare and forward to the Reinsurer's, their share of reserves for losses and/or unearned premium. If the statement shows that Reinsurer's share of such reserves exceeds the balance available through cash advances, Trust Agreements, escrow accounts and/or Letters of Credit as of the statement date, then the Reinsurer will, within 30 days after receipt of notice of such excess, make an adjustment to increase the amount available. If, however, the statement shows that the Reinsurer's share of such reserves is less than the balance available through the chosen method of funding as of the statement date, the Company will, within 30 days after receipt of written request from the Reinsurer, release such excess by making the appropriate adjustment.

ARTICLE X

OFFSET AND SECURITY

        Each party hereto has and may exercise at any time the right to offset any amounts (whether on account of premiums, losses, or otherwise) due from such party to another party, whether under this Agreement or under any other reinsurance agreement heretofore or hereafter entered into between it, against any amounts (whether on account of premiums, losses, or otherwise) due from the latter party to the former party. The party asserting the right of offset may exercise this right, whether as assuming or ceding insurer or in both roles, in the relevant agreement or agreements.

        Each party hereby assigns and pledges to the other party (or to each other party, if more than one) all of its rights under this Agreement to receive premium or loss payments (hereinafter called the "collateral') at any time from such other party, in order to secure its premium or loss obligations (hereinafter called the "secured obligations') to such other party at any time under this Agreement and any other reinsurance agreement heretofore or hereinafter entered into by and between them. If at any time a party is in default under any secured obligation, each other party will be entitled in its discretion to apply, or to withhold for the purpose of applying in due course, any collateral assigned and pledged to it by the former party and otherwise to realize upon such collateral as security for such secured obligations. Premium or loss obligations not realized, recovered, or satisfied in full by resorting to such collateral will remain entirely collectible and recoverable, and the secured party will reserve all rights to future means and measures of recovery, waiving none.

        The security interest described herein and the collateral will apply to all payments and other proceeds in respect of the rights assigned and pledged. A party's security interest in collateral will be deemed evidenced only by the counterpart of this Agreement delivered to such party.

ARTICLE XI

ERRORS AND OMISSIONS

        The Company will not be prejudiced in any way by any omission, through clerical error, accident, or oversight, to cede to the Reinsurer any reinsurance correctly falling to its share under the terms of this Agreement. Neither will the Company be prejudiced by erroneous cancellation (either partial or total) of any cession, by omission to report or erroneously reporting any losses, or by any other error or omission. Further, errors and omissions inadvertently made will not invalidate the liability of the Reinsurer. Any such error or omission, however, will be corrected immediately upon discovery.

ARTICLE XII

AMENDMENTS

        By mutual consent of the Company and the Reinsurer, any of the terms or conditions of this Agreement may be altered or amended by addendum and/or by exchange of letters. Each such addendum and/or exchange of letters will then constitute a part of this Agreement.

ARTICLE XIII

INSOLVENCY

        In the event of insolvency and the appointment of a conservator, liquidator, or statutory successor of the ceding company, the portion of any risk or obligation assumed by the reinsurer shall be payable to the conservator, liquidator, or statutory successor on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the company having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims. Payments by the reinsurer as set forth in this article shall be made directly to the ceding insurer or to its conservator, liquidator, or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance in the event of the insolvency of the ceding insurer.

        The conservator, liquidator, or statutory successor of a ceding insurer shall give written notice of the pendency of a claim against the ceding insurer indicating the policy or bond reinsured, within a reasonable time after such claim is filed and the reinsurer may interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the ceding insurer or its conservator, liquidator, or statutory successor. The expense thus incurred by the reinsurer shall be payable subject to court approval out of the estate of the insolvent ceding insurer as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the ceding insurer in conservation or liquidation, solely as a result of the defense undertaken by the reinsurer.

ARTICLE XIV

ARBITRATION

        As a condition precedent to any right of action under this Agreement, any dispute arising out of or in connection with this Agreement between the Company and the Reinsurer hereon, other than as to its actual validity, during or after expiration or termination of this Agreement will be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire meeting at a site in Scottsdale, Arizona.

        A notice requesting arbitration or any other notice made in connection therewith will be in writing and sent certified or registered mail, return receipt requested. The notice requesting arbitration will state in particulars all issues to be resolved in the view of the claimant, will appoint the arbitrator selected by the claimant, and will set a date for the hearing, which date will be no sooner than 90 days and no later than 150 days from the date that the notice requesting arbitration is mailed. Within 30 days of receipt of the claimant's notice, the respondent will notify the claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.

        The members of the board of arbitration will be impartial and disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London. The Company and the Reinsurer as aforesaid will each appoint an arbitrator and the two arbitrators will choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within

30 days after having received the claimant's written request for arbitration, the claimant is authorized to and will appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within 30 days after notification of the appointment of the second arbitrator, within 10 days thereof, the claimant will petition the United States District Court having geographical jurisdiction over the site of arbitration to select the umpire. The selection of the umpire will be within the exercise of sound discretion by the court. The umpire will promptly notify in writing all parties to the arbitration of his selection.

        The claimant and respondent will each submit initial briefs to the board of arbitration outlining the issues in dispute and the basis and reasons for their respective positions within 30 days of the date of notice of appointment of the umpire. The claimant and the respondent may submit reply briefs within 10 days after filing of the initial brief(s). Initial and reply briefs may be amended by the submitting party at any time, but not later than 10 days prior to the date of commencement of the arbitration. Reasonable responses will be allowed at the arbitration to new material contained in any amendments filed to the briefs but not previously responded to.

        The board will make its award with regard to this Agreement and the custom and usage of the property-casualty insurance and reinsurance business. The award will be in writing and will be based upon a hearing in which evidence will be allowed and in which the formal rules of evidence will not apply but in which cross examination and rebuttal will be allowed. At its own election or at the request of the board, either party may submit a post-hearing brief for consideration of the board in its decision within 20 days of the close of the hearing. The board will make its award within 30 days following the close of the hearing or the submission of post-hearing briefs, whichever is later, unless the parties consent to an extension. A decision by the majority of the members of the board will be final and binding upon all parties to the proceeding. Either party may apply to the United States District Court in the Company's state of domicile for an order confirming the award; a judgment of such court will thereupon be entered on the award. If such an order is issued, the attorney's fees of the party so applying and court costs will be paid by the party against whom confirmation is sought.

        Each party will bear the expense of the one arbitrator to be selected by it and will jointly and equally bear with the other party(ies) the expense of any stenographer requested, and of the umpire. The remaining costs of the arbitration proceedings will be finally allocated by the board. The board may, at its discretion, award such further costs and expenses as it considers appropriate, to the extent permitted by law.

        Subject to customary and recognized legal rules of privilege, each party participating in the arbitration will have the obligation to produce as witnesses to the arbitration such of its employees or those of its affiliate as any other participating party may request, providing always that the same witnesses and documents be relevant to the issues before the arbitration and provided further that the parties may mutually agree as to further discovery prior to the arbitration. The umpire will be the final judge of rules of privilege and as to relevancy of any witnesses and documents upon the petition of any participating party.

ARTICLE XV

TAXES

        The Company will pay all taxes on premiums reported to the Reinsurer on this Agreement.

ARTICLE XVI

CURRENCY

        The use of the sign "$" in this Agreement is in reference to United States of America Dollars.

************************************************

        In witness whereof, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

SCOTTSDALE INSURANCE COMPANY

        Signed at Scottsdale, AZ on this 18th day of October 1999.

Signature:	/s/ MICHAEL D. MILLER	Attest:	Laurie G. Lowe
Title:	Vice President Finance/Information Systems Services & Treasurer

VETERINARY PET INSURANCE COMPANY

        Signed at Anaheim, CA on this 19th day of October 1999.

Signature:	/s/ JACK L. STEPHENS	Attest:	Andrea Gale
Title:	President

ADDENDUM 1

attaching to and forming a part of
QUOTA SHARE REINSURANCE J-98-R1
BETWEEN

SCOTTSDALE INSURANCE COMPANY
(hereinafter called the "Company")

and

VETERINARY PET INSURANCE COMPANY
(hereinafter call the "Reinsurer")

        It is hereby mutually understood and agreed that, as respects business written or renewed with an effective date on or after 12:01 a.m. January 1, 2000, the following changes will be made to the captioned Agreement:

  a)
  Article VI—Reinsurance Premium and Ceding Commission will be deleted in its entirety and replaced by the following:

        The Company will cede to the Reinsurer its proportionate share of the net written premium on all policies written or renewed with an effective date on or after January 1, 2000, plus its proportionate share of unearned premium reserve on policies in force at January 1, 2000, less ceding commission as set forth below.

        The Reinsurer will allow the Company a flat ceding commission of 32% based on the net written premium ceded. The commission shall be applied to the business written each calendar year commencing at January 1 and ending December 31, inclusive of both days. The commission will include taxes of all kinds, local board, assessments, and all other expenses and charges whatsoever based on the premium for business ceded under this Agreement.

  b)
  The last paragraph of Article VIII—Reports and Remittances is hereby amended to read as follows:

        Monthly reports are due within 30 days of the close of each month. Remittance of balances due either party shall be paid within 45 days of the close of the month being accounted for. All remittances from Reinsurer shall be on a cash as received basis.

  c)
  Article X—Offset and Security will be deleted in its entirety and replaced by the following:

        Each party hereto has and may exercise at any time the right to offset any amounts (whether on account of premium, commission, claims or losses, loss expense, salvage, or otherwise) due from one party to the other under this agreement. The party asserting the right of offset may exercise this right, whether as assuming or ceding insurer or in both roles under this agreement.

  d)
  Article XVII—Production Incentive is added:

        The Company shall allow the Reinsurer a production incentive equal to a percentage of the direct premium to this Agreement, less cancellations and return premiums, according to the following schedule:

Applicable Agreement Year	Percentage of Incentive
2000	2.6
2001	3.3
2002	1.0
2003	1.0
2004 and Subsequent	0.0

        The percentage is based on the premium written on National Casualty Company paper only. The calculation shall be made quarterly and balance due shall be paid 30 - 45 days following the end of the quarter.

  e)
  Article XVIII—Access to Records is added:

        All parties associated with the agreement and the appropriate regulatory and insurance authorities shall have access to all records associated to the agreement during normal business hours upon reasonable notice.

Scottsdale Insurance Company

        Signed at Scottsdale, AZ on this 30th day of November, 2001.

Signature:	/s/ LORENZ C. LANG	Attest:	/s/ CINDY L. BONNIN
Title:	Director of Reinsurance

VETERINARY PET INSURANCE COMPANY

        Signed at Brea, CA on this 31st day of December, 2001.

Signature:	/s/ JACK L. STEPHENS	Attest:	/s/ MARK BURKE
Title:	President

ADDENDUM 2

attaching to and forming a part of
QUOTA SHARE REINSURANCE J-98-R1
BETWEEN

SCOTTSDALE INSURANCE COMPANY
(hereinafter called the "Company")

and

VETERINARY PET INSURANCE COMPANY
(hereinafter call the "Reinsurer")

        It is hereby mutually understood and agreed that, as respects business in force, written or renewed with an effective date on or after 12:01 a.m. January 1, 2001, the following changes will be made to the captioned Agreement:

  a)
  The first paragraph of Article I—Coverage is hereby deleted and replaced by the following:

        The Company will cede to the Reinsurer and the Reinsurer will accept a 50% quota share participation in respect to all policies in force, written or renewed with an effective date on or after January 1, 2001 produced by DVM Insurance Agency, Inc.

  b)
  Article VI—Reinsurance Premium and Ceding Commission, previously amended by Addendum 1, will be amended by the addition of a third paragraph:

        The Reinsurer will return to the Company its proportionate share of unearned premium reserve on policies in force at January 1, 2001, less ceding commission. The Company will then cede to the Reinsurer, in accordance to the Coverage Article as amended by Addendum 2, its proportionate share of the unearned premium reserve, less ceding commission.

        All other terms and conditions of this agreement shall remain unchanged.

SCOTTSDALE INSURANCE COMPANY

        Signed at Scottsdale, AZ on this 30th day of November, 2001.

Signature:	/s/ LORENZ C. LANG	Attest:	/s/ CINDY L. BONIN
Title:	Director of Reinsurance

VETERINARY PET INSURANCE COMPANY

        Signed at Brea, CA on this 31st day of December, 2001.

Signature:	/s/ JACK L. STEPHENS	Attest:	/s/ MARK BURKE
Title:	President

PROPOSED
ADDENDUM 3

attaching to and forming a part of
QUOTA SHARE REINSURANCE J-98-R1
BETWEEN

SCOTTSDALE INSURANCE COMPANY
(hereinafter called the "Company")

and

VETERINARY PET INSURANCE COMPANY
(hereinafter call the "Reinsurer")

        It is hereby mutually understood and agreed that, as respects business in force, written or renewed with an effective date on or after 12:01 a.m. January 1, 2003, the following changes will be made to the captioned Agreement:

  a)
  The first paragraph of Article I—Coverage previously amended by Addendum 2 is hereby amended:

        The Company will cede to the Reinsurer and the Reinsurer will accept an 80% quota share participation in respect to all policies in force, written or renewed with an effective date on or after January 1, 2003 produced by DVM Insurance Agency, Inc.

  b)
  The first paragraph of Article II—Term and Cancellation will be amended as follows:

        This Agreement will apply to all losses on policies in force,written or renewed with an effective date on or after 12:01 a.m. January 1, 2003, 12:01 a.m. standard time (as defined in the Company's original policies).

  c)
  Article VI—Reinsurance Premium and Ceding Commission previously amended by Addenda 1 & 2 will be replaced by the following:

        The Company will cede to the Reinsurer its proportionate share of the net written premium on all policies written or renewed with an effective date on or after 12:01 a.m. January 1, 2003, plus its proportionate share of unearned premium reserve on policies in force at 12:01 a.m. January 1, 2003, less ceding commission as set forth below.

        The Reinsurer will allow the Company a flat ceding commission of 33.5% based on the net written premium ceded. The commission shall be applied to the business written each calendar year commencing at January 1 and ending December 31, inclusive of both days. The Company will be responsible to pay all premium taxes of all kinds, local board, assessments, and all other expenses and charges whatsoever based on the premium for business ceded under this Agreement (the "Company's Taxes and Fees"). The parties agree that the ceding commission will not be subject to adjustment until after December 31, 2005 unless prior to such date there is a change in the Company's Taxes and Fees, Material, for purposes of this Agreement, shall mean an increase in the Company's Taxes and Fees greater than or equal to two-tenths of one percent.

  d)
  Article XVII—Production Incentive added by Addendum 1 is hereby deleted in its entirety.

        All other terms and conditions of this agreement shall remain unchanged.

SCOTTSDALE INSURANCE COMPANY

        Signed at Brea, California on this        day of                  , 2002.

Signature:	Attest:
Title:

VETERINARY PET INSURANCE COMPANY

Signed at Scottsdale, Arizona on this        day of                  , 2002.

Signature:	Attest:

QuickLinks

  Exhibit 10.1
QUOTA SHARE REINSURANCE AGREEMENT (J-98-R1)
QUOTA SHARE REINSURANCE AGREEMENT (J-98-R1)
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX
ARTICLE X
ARTICLE XI
ARTICLE XII
ARTICLE XIII
ARTICLE XIV
ARTICLE XV
ARTICLE XVI
ADDENDUM 1
ADDENDUM 2
PROPOSED ADDENDUM 3